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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-123450 on Form S-3 of our reports dated March 11, 2005, relating to the consolidated financial statements and financial statement schedule of NorthWestern Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the emergence from bankruptcy and adoption of fresh-start reporting in 2004 described in Notes 1 and 3, the change in the method of accounting for asset retirement obligations in 2003 described in Note 7, and the change in the method of accounting for goodwill and other intangible assets in 2002 described in Note 8), and management's report on the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K of NorthWestern Corporation for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
May 27, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM